Exhibit 99.2

Vocodia Holdings Corp Announces Closing of $5.95 Million Initial Public Offering and the First IPO to be Listed on The BZX Exchange of CBOE Global Markets

Shares, Series A Warrants and Series B Warrants Trading under Ticker Symbols “VHAI”, “VHAI+A”, and “VHAI+B”, respectively

CHICAGO, Feb. 26, 2024 -- Vocodia Holdings Corp (CBOE: VHAI) (“Vocodia” or the “Company”), an AI software company that builds practical AI functions, today announced the closing of its underwritten initial public offering of 1,400,000 Units (collectively the “Units” or “Unit”), each consisting of one share of common stock of the Company, par value $0.0001 (“Common Stock”), one Series A Warrant to purchase one share of Common Stock exercisable at $5.5250 (the “Series A Warrant”), and one Series B Warrant to purchase one share of Common Stock exercisable at an exercise price of $8.5000 (the “Series B Warrant”), at a public offering price of $4.2500 per Unit (the “Public Offering Price”).

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 210,000 shares of Common Stock and/or Series A Warrant and/or Series B Warrants, which may be purchased in any combination of Common Stock, Series A Warrant and Series B Warrants at the Public Offering Price, less the underwriting discount. On February 26, 2024, the underwriters partially exercised their over-allotment option to purchase an additional 70,118 Series B Warrants for a total consideration of $8,764.75.

On February 26, 2024, the Company received gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company of $5,558,764.75. Prior to February 29, 2024, the Company expects to receive an additional $400,000 in gross proceeds from the offering, less any variation in the Public Offering Price of the Units after February 26, 2024, and before underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Common Stock, the Series A Warrants and the Series B Warrants began trading on the BZX Exchange, a division of Cboe Global Markets, on February 22, 2024, under the ticker symbols “VHAI,” “VHAI+A” and “VHAI+B”, respectively.

The Company intends to use the net proceeds of the public offering for the acquisition of websites, technologies, or other assets, building an improved switch, and for expanding its product offering from other digital channels, sales and marketing, working capital and other general corporate purposes.

Advisor Details

Alexander Capital, L.P. acted as sole book-running manager for the offering. Sichenzia Ross Ference Carmel LLP served as counsel to the Company. Sullivan & Worcester LLP served as counsel to the underwriters.

The securities described above have been offered by Vocodia pursuant to a registration statement on Form S-1, as amended (File No. 333-269489) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2024. The offering was made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital, L.P., 10 Drs James Parker Boulevard #202, Red Bank, NJ 07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Vocodia Holdings Corp.

Vocodia is an AI software company that build practical AI functions and makes them easily obtainable for businesses on cloud-based platform solutions at low costs and scalable to multiagent vast enterprise solutions. Vocodia is a conversational AI software developer and provider that offers scalable enterprise-level AI sales and customer service solutions which allow for AI sales representatives to reduce human labor costs and responsibilities while increasing the reach and efficacy of human-led, purposeful, agenda driven and conversational communications. Vocodia deliver its patent pending conversational AI software in the form of Digital Intelligent Sales Agents (the “DISAs”), which are built with AI software programmed to sound and feel human and to perform business tasks that require humans to converse with one another effectively, and thus to provide the best representation for each of its customers’ businesses. For more information, please visit: www.vocodia.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.  Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-269489) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and undertake no duty to update such information except as required under applicable law.

Contact:

Jeff Ramson
PCG Advisory
646-863-6893
jramson@pcgadvisory.com